Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Post-effective Registration Statement (Form S-1/A) of Shineco, Inc. of our report dated December 18, 2015, relating to the consolidated financial statements of Shineco, Inc. for the years ended June 30, 2015 and 2014,which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

August 18, 2016